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            [LETTERHEAD OF BRITISH AEROSPACE NORTH AMERICA, INC.]

                                                February 24, 1998

Loral Space & Communications Ltd.
Loral Satellite Corporation
600 Third Avenue
New York, NY 10016

Attention:  Eric Zahler, Esq.
            General Counsel

Dear Sirs,

         We are writing to confirm out understanding with respect to the termination of your Option and associated rights over 3,571,429 shares of Common Stock of Orion Network Systems, Inc. ("Orion") pursuant to the following terms and conditions:

         (i) The terms and conditions of the Principal Stockholder Agreement shall immediately cease to apply to 3,571,429 shares of Common Stock of Orion owned by us (hereinafter "Released Shares"). For avoidance of doubt, the Released Shares may come from shares of Common Stock received by us upon conversion of some or all of our Debenture.

         (ii) You hereby agree that the Released Shares may be offered, sold, transferred, pledged or otherwise disposed of by or on behalf of us (subject to compliance with applicable securities laws) provided that (i) all sales (if any) of the Released Shares are made (A) pursuant to Rule 144 or (B) pursuant to an effective registration statement under the Securities Act of 1933 (the "1933 Act") or (C) to "Qualified Institutional Buyers" as defined in Rule 144(A) or (D) in other private resale transactions exempt from registration under the 1933 Act to persons or groups that own less than 5% of the voting securities of Orion and (ii) no further sales of Released Shares are made any tme after Loral exercises its Option under the Principal Stockholder Agreement.

         (iii) We hereby agree to vote the Released Shares we are entitled to vote in favor of the merger of Loral Satellite Corporation with and into Orion at the special meeting of Orion stockholders at which such merger will be considered. We hereby further agree that (i) any Released Shares not disposed of by us prior to the merger will be disposed of in accordance with the terms of the merger and (ii) that any Loral shares received by us with

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               respect to any such Released Shares will be subject to the terms of the Principal Stockholder Agreement.



         (iv) All of the terms and conditions of the Principal Stockholder Agreement applicable to us shall continue in full force and effect, except as to the Released Shares. Defined terms used in this letter agreement that are not otherwise defined herein shall have the meaning ascribed to them in the Principal Stockholder Agreement.

         You also hereby agree with us that the following agreements and representations apply to our understanding:

                - The mutual promises contained herein constitute sufficient consideration for this agreement.

                - The terms and conditions of this letter agreement may only be altered, amended, added to or otherwise changed by a futher agreement in writing signed by us and by you.

                - This letter agreement shall be construed and enforced in accordance with the laws of the State of New York.

                - Nothing in this letter is intended to confer upon or give any rights to any third parties.

                - The terms of this letter agreement are binding upon each of the parties hereto and each party hereby acknowledges that it has the power and authority to execute and deliver this letter agreement and to abide by its terms.

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         If you are in agreement with the foregoing, so indicate by executing each of the two copies of this letter in the space provided below. Please then return one executed copy of this letter agreement to Charles E. Gaba, Esq. At British Aerospace North America, Inc. 15000 Conference Center Drive, Suite 200, Chantilly, Virginia 20151-3819.

                                        Very truly yours,


                                     BRITISH AEROSPACE NORTH AMERICA, INC.


                                     By: /s/  Charles E. Gaba
                                         ---------------------------------
                                         Name:  Charles E. Gaba
                                         Title: Vice President, General Counsel
                                                & Secretary

     The undersigned hereby agrees to the terms and conditions of the foregoing letter agreement:



     LORAL SPACE & COMMUNICATIONS LTD.



     By: /s/ Eric Zahler
         ---------------------------------
         Name : Eric Zahler
         Title: Senior Vice President,
                General Counsel & Secretary



     LORAL SATELLITE CORPORATION


     By: /s/ Eric Zahler
         --------------------------
         Name : Eric Zahler
         Title: Vice President